Exhibit 99.1

FOR IMMEDIATE RELEASE

BED BATH & BEYOND INC. REPORTS RESULTS FOR FISCAL 2019 FIRST QUARTER

Reported First Quarter Net Loss Per Diluted Share of ($2.91); Adjusted Net Earnings Per Diluted Share of $0.12,
At the High-End of Guidance Range
Revenue Slightly Below Guidance Range
Establishes Key Near-Term Priorities to Accelerate Transformation

UNION, New Jersey, July 10, 2019 --- Bed Bath & Beyond Inc. (Nasdaq: BBBY) today reported financial results for the first quarter of fiscal 2019 ended June 1, 2019.

Mary A. Winston, Interim CEO, stated, "Bed Bath & Beyond is an iconic brand with tremendous opportunity and we recognize that there needs to be a fundamental change in our approach to executing the Company’s business transformation. We have set four key near-term priorities that include stabilizing and driving top-line growth; resetting the cost structure; reviewing and optimizing the Company’s asset base, including our portfolio of retail banners; and refining our organization structure. The Board and management team are aligned on these priorities, and we are committed to completing a deep review of the business to prioritize and drive forward the most meaningful initiatives to improve performance. As we execute against these near-term priorities, our focus will remain on delighting our customers and delivering long-term value for our shareholders."

Fiscal 2019 First Quarter Results

For the fiscal 2019 first quarter, the Company reported a net loss of ($2.91) per diluted share (($371.1) million), which included an unfavorable impact of approximately $3.03 per diluted share related to a non-cash impairment of goodwill and other intangible assets, as well as severance and shareholder activity costs incurred during the quarter, compared with net earnings of $.32 per diluted share ($43.6 million) for the fiscal 2018 first quarter, which included an unfavorable impact of approximately $.06 from severance costs. Excluding the goodwill and other impairments, severance and shareholder activity costs, the Company reported adjusted net earnings of $.12 per diluted share ($15.5 million) for the fiscal 2019 first quarter. Net sales for the fiscal 2019 first quarter were approximately $2.6 billion, a decrease of approximately 6.6% compared to the prior year period. Comparable sales in the fiscal 2019 first quarter declined approximately 6.6%.

Capital Allocation

On July 8, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.17 per share payable on October 15, 2019 to shareholders of record at the close of business on September 13, 2019.

During the fiscal 2019 first quarter, the Company repurchased approximately $81.5 million of its common stock, representing approximately 5.3 million shares.

The Company ended the fiscal 2019 first quarter with approximately $923 million in cash and investments, an increase of approximately 9.0%, compared with approximately $847 million in cash and investments at the end of the fiscal 2018 first quarter.

Fiscal 2019 Financial Outlook

For the fiscal 2019 full year, excluding the goodwill and other impairments, severance and shareholder activity costs, the Company is modeling to be at the lower end of its previously provided ranges of $11.4 billion to $11.7 billion for net sales and $2.11 to $2.20 for net earnings per diluted share.

Due to the inherent difficulty of forecasting the timing or amount of items that have not yet occurred and are out of the Company's control, and that would impact its net sales, diluted net earnings per share, and the most directly comparable forward-looking GAAP financial measures, the Company has not provided a reconciliation to these measures for its fiscal 2019 full year outlook on a GAAP basis. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Adoption of Lease Accounting Standard

The Company adopted ASU 2016-02, Leases (Topic 842), related to its accounting for leases at the beginning of the fiscal 2019 first quarter. The adoption of this standard resulted in the recording on the consolidated balance sheet of approximately $2.0 billion of operating lease assets and approximately $2.2 billion of operating lease liabilities, with no significant change to the consolidated statements of operations or cash flows. The standard has no impact on the Company's debt covenant compliance under its Indenture or Revolving Credit Agreement.

Fiscal 2019 First Quarter Conference Call and Investor Presentation

Bed Bath & Beyond Inc.’s fiscal 2019 first quarter conference call with analysts and investors will be held today at 5:00pm EDT and may be accessed by dialing 1-888-771-4371, or if international, 1-847-585-4405, using conference ID number 48713230. The replay of the call will be available beginning today at 8:00pm EDT through 8:00pm EDT on Friday, July 12, 2019, and can be accessed by dialing 1-888-843-7419, using conference ID number 48713230. The call and replay can also be accessed via audio webcast on the investor relations section of the Company's website at www.bedbathandbeyond.com.

The Company has also made available an Investor Presentation on the investor relations section of the Company's website at www.bedbathandbeyond.com.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that is the trusted expert for the home and heart-felt life events. The Company sells a wide assortment of domestics merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, decorist.com, harborlinen.com, and t-ygroup.com. As of June 1, 2019, the Company had a total of 1,536 stores, including 995 Bed Bath & Beyond stores in all 50 states, the District of Columbia, Puerto Rico and Canada, 277 stores under the names of World Market, Cost Plus World Market or Cost Plus, 126 buybuy BABY stores, 81 stores under the names Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, 55 stores under the names Harmon, Harmon Face Values or Face Values, and two retail stores under the name One Kings Lane. During the fiscal first quarter, the Company opened three stores including one Bed Bath & Beyond store and two buybuy Baby stores. The joint venture, to which the Company is a partner, operates ten stores in Mexico under the name Bed Bath & Beyond.

Non-GAAP Information

This press release contains certain non-GAAP information, such as adjusted net earnings per diluted share, which is intended to provide visibility into the Company’s core operations by excluding the effects of the goodwill and other impairments, severance and shareholder activity costs. The Company’s definition and calculation of non-GAAP measures may differ from that of other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported GAAP financial results.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, anticipated net earnings per diluted share, and operating margin. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization, including a permanent Chief Executive Officer; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; the impact of goodwill and intangible asset impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses. The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACT:

Janet M. Barth, (908) 613-5820 or IR@bedbath.com

MEDIA CONTACT:

Matthew Sherman / Nick Lamplough / Leigh Parrish / Adam Pollack / Arielle Rothstein - Joele Frank, Wilkinson, Brimmer Katcher, (212) 355-4449

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 1, 2019	June 2, 2018

Net sales	$2,572,989	$2,753,667

Cost of sales	1,685,810	1,788,819

Gross profit	887,179	964,848

Selling, general and administrative expenses	892,754	883,619

Goodwill and other impairments	401,267	—

Operating (loss) profit	(406,842)	81,229

Interest expense, net	15,898	16,732

(Loss) earnings before provision for income taxes	(422,740)	64,497

(Benefit) provision for income taxes	(51,655)	20,921

Net (loss) earnings	$(371,085)	$43,576

Net (loss) earnings per share - Basic	$(2.91)	$0.32
Net (loss) earnings per share - Diluted	$(2.91)	$0.32

Weighted average shares outstanding - Basic	127,614	135,987
Weighted average shares outstanding - Diluted	127,614	136,601

Dividends declared per share	$0.17	$0.16

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	June 1, 2019	June 2, 2018
Assets

Current assets:
Cash and cash equivalents	$700,389	$678,646
Short term investment securities	201,664	148,313
Merchandise inventories	2,540,852	2,646,263
Prepaid expenses and other current assets	254,187	483,159

Total current assets	3,697,092	3,956,381

Long term investment securities	20,677	19,957
Property and equipment, net	1,822,679	1,893,230
Operating lease assets	1,990,963	—
Goodwill	—	716,283
Other assets	456,784	427,895

	$7,988,195	$7,013,746

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$1,066,282	$1,082,943
Accrued expenses and other current liabilities	590,087	716,069
Merchandise credit and gift card liabilities	343,087	329,055
Current operating lease liabilities	410,417	—
Current income taxes payable	21,209	—

Total current liabilities	2,431,082	2,128,067

Other liabilities	184,242	431,799
Income taxes payable	47,745	57,507
Operating lease liabilities	1,775,081	—
Long term debt	1,488,051	1,492,194

Total liabilities	5,926,201	4,109,567

Shareholders' equity:

Preferred stock - $0.01 par value; authorized - 1,000 shares; no shares issued or outstanding	—	—

Common stock - $0.01 par value; authorized - 900,000 shares; issued 343,419 and 342,642 shares, respectively; outstanding 127,774 and 140,131 shares, respectively	3,434	3,426
Additional paid-in capital	2,138,362	2,082,238
Retained earnings	10,679,515	11,360,572
Treasury stock, at cost; 215,645 and 202,511 shares, respectively	(10,697,540)	(10,490,082)
Accumulated other comprehensive loss	(61,777)	(51,975)

Total shareholders' equity	2,061,994	2,904,179

	$7,988,195	$7,013,746

BED BATH & BEYOND INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended
	June 1, 2019	June 2, 2018
Cash Flows from Operating Activities:

Net (loss) earnings	$(371,085)	$43,576
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	83,542	79,578
Goodwill and other impairments	401,267	—
Stock-based compensation	19,348	23,572
Deferred income taxes	(54,514)	(3,548)
Other	(2,301)	(1,109)
Decrease (increase) in assets:
Merchandise inventories	76,455	82,252
Trading investment securities	21	(2,069)
Other current assets	137	104,954
Other assets	88	(482)
(Decrease) increase in liabilities:
Accounts payable	(10,996)	(78,717)
Accrued expenses and other current liabilities	(30,580)	(5,401)
Merchandise credit and gift card liabilities	3,896	5,553
Income taxes payable	(880)	(3,767)
Operating lease assets and liabilities, net	(23,922)	—
Other liabilities	(389)	602

Net cash provided by operating activities	90,087	244,994

Cash Flows from Investing Activities:

Purchase of held-to-maturity investment securities	(57,000)	(5,625)
Redemption of held-to-maturity investment securities	343,000	238,125
Capital expenditures	(68,375)	(97,813)

Net cash provided by investing activities	217,625	134,687

Cash Flows from Financing Activities:

Payment of dividends	(21,894)	(21,414)
Repurchase of common stock, including fees	(81,495)	(22,110)

Net cash used in financing activities	(103,389)	(43,524)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,095)	(3,651)

Net increase in cash, cash equivalents and restricted cash	202,228	332,506

Cash, cash equivalents and restricted cash:
Beginning of period	529,971	367,140
End of period	$732,199	$699,646

The Fiscal Year 2018 consolidated statement of cash flows was revised to include restricted cash due to the adoption of Accounting Standards Update 2016-18 Statement of Cash Flows (Topic 230) in Fiscal Year 2018.

Non-GAAP Financial Measures

The following table reconciles non-GAAP financial measures presented in this press release. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company’s business. These non-GAAP financial measures should not be considered superior to, but in addition to other financial measures prepared in accordance with GAAP, including the year-to-year results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and the Company does not recommend the sole use of this non-GAAP measure to assess its financial and earnings performance.

Non-GAAP Reconciliation
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 1, 2019	June 2, 2018
Reconciliation of Adjusted Net Earnings

Reported net (loss) earnings	$(371,085)	$43,576

Pre-tax Adjustments:
Goodwill and other impairments (a)	401,267	—
Severance costs	38,662	9,333
Shareholder activity costs	8,000	—
Total pre-tax adjustments	447,929	9,333

Tax impact of adjustments	(61,387)	(1,618)

Total adjustments, after tax	386,542	7,715

Adjusted net income	$15,457	$51,291

Reconciliation of Adjusted Earnings per Diluted Share

Reported net (loss) earnings per diluted share	$(2.91)	$0.32
Goodwill and other impairments, severance and shareholder activity costs	3.03	0.06
Adjusted earnings per diluted share	$0.12	$0.38

(a) Goodwill and other impairments include: (1) goodwill and tradename impairments related to the North American Retail reporting unit; and (2) tradename impairments related to the Institutional Sales reporting unit.